The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-217173

PRELIMINARY PROSPECTUS SUPPLEMENT SUBJECT TO COMPLETION DATED FEBRUARY 3, 2020

(To prospectus dated April 14, 2017)

    American Depositary Shares

Representing Fifty Ordinary Shares

NANO DIMENSION LTD.

 We are offering           American Depositary Shares, or ADSs. Each ADS represents fifty of our Ordinary Shares, or Ordinary Shares, par value NIS 0.10 per share.

The ADSs are listed on the Nasdaq Capital Market under the symbol “NNDM.” On February 3, 2020, the last reported sale price of the ADSs on the Nasdaq Capital Market was $2.22 per ADS. The highest aggregate market value of the outstanding ADSs held by non-affiliates within the 60 days prior to this prospectus supplement was approximately $12.044 million. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have not sold any ADSs pursuant to General Instruction I.B.5. of Form F-3.

Our Ordinary Shares currently trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “NNDM.” On January , 2020, the last reported trading price of our Ordinary Shares on the TASE was NIS , or $ per share (based on the exchange rate reported by the Bank of Israel on such date).

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the ADSs involves a high degree of risk. Before buying any ADSs, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to us, before expenses	$	$

(1)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the representative of underwriters an option for a period of 45 days to purchase up to an additional                      ADSs at the public offering price, less the underwriting discount, to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discount will be $           , and the total proceeds to us, before expenses, will be $         .

Delivery of the ADSs is expected to be made against payment therefor on or about February       , 2020.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is February       , 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-217173) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on April 6, 2017, and was declared effective on April 14, 2017. Under that shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $50 million of our ADSs. On February 21, 2018, and February 28, 2018, we sold ADSs for a total aggregate amount of approximately $13.8 million under this shelf registration process pursuant to a public offering that included the exercise of the underwriters’ over-allotment option.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ADSs, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Nano Dimension Ltd., 2 Ilan Ramon St., Ness Ziona 7403635, Israel Attention: Yael Sandler, Chief Financial Officer, telephone number: +972-73-7509142.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, “we,” “us,” “our,” and the “Company” refer to Nano Dimension Ltd. and its wholly owned subsidiaries.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “dollars” or “$” mean U.S. dollars, and references to “NIS” are to New Israeli Shekels.

On October 22, 2019, we changed the ratio of our ADSs to our Ordinary Shares from each ADS representing five Ordinary Shares to each ADS representing fifty Ordinary Shares. This resulted in a 1 for 10 reverse split on our American Depositary Receipt program. Our Ordinary Shares were not affected by the ratio change. All descriptions of our ADSs in this prospectus supplement (but not in certain of the documents incorporated by reference herein) reflect such ratio change.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Nano Dimension Ltd.

Overview

We are a leading additive electronics provider. We believe our flagship proprietary DragonFly LDM system is the first and only precision system that produces professional multilayer circuit-boards (PCB), radio frequency (RF) antennas, sensors, conductive geometries, molded connected devices and other electronic parts for rapid prototyping through custom additive manufacturing. We have been actively developing our additive manufacturing technology since 2014, and since that time we have listed our securities on the TASE and Nasdaq, and through September 2019, have spent approximately $70 million to build our additive electronics company. With our unique additive manufacturing technology for additively manufactured electronics, we are targeting the growing market for smart electronic devices that rely on printed circuit boards, connected devices, RF components and antennas, sensors, and smart products, including Internet of Things (IoT).

Our Strategy

By creating our own installed-base of printers that require our own dedicated inks, we are establishing a “Razor and Blades” business model in which our customers buy the printer first and then continue to purchase the proprietary inks and maintenance over time.

We market and sell our products and services worldwide, primarily to companies that develop products with electronic components, including companies in the defense industry, the U.S. Armed Forces, the automotive sector, consumer electronics, semiconductor, aerospace, and medical industries and to research institutes. Our primary market is the U.S., though we have also experienced growth in Asia Pacific and Europe and expect that trend to continue.

Our goal is to expedite our growth and to further advance our breakthrough technologies and commercialization efforts. To achieve these objectives, we plan to:

●	Increase sales. We are advancing our commercialization efforts and infrastructure, and allocating more resources to activities executed by our U.S. and Hong Kong headquarters, including increasing sales manpower.

●	Increase amount of applications and advanced electronics applicable use cases. In collaboration with our customers, we are creating applications that can expedite the usage of our products for production grade products and consequently increase our sales. Our main focus is in collaboration with customers in the fields of automotive, aerospace, medical devices and defense.

●	Form alliances with industry leaders. We plan to collaborate with companies in the fields of design and manufacturing in order to expedite the adoption of our technology by the market.

●	Capitalize on our nano-conductive and dielectric inks, and software technology products. We plan to exploit our inks as supplemental products to our DragonFly LDM system. We also plan to increase the software options and enable levels of licensing that we could monetize.

Our strategic growth plan includes the following:

●	Current state: Monetize commercially available products and services for additive electronics design.

●	Horizon 1: Deliver higher speed production-grade additive electronics systems and more materials and services.

●	Horizon 2: Deliver hybridized capabilities that combine mechanical functionality within electrified geometries.

Company Information

Our registered office and principal place of business is located at 2 Ilan Ramon St., Ness Ziona 7403635, Israel. Our telephone number in Israel is +972 -73-7509142. Our website address is www.nano-di.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

THE OFFERING

ADSs offered by us	ADSs representing Ordinary Shares ( ADSs, if the underwriters exercise their option to purchase additional ADSs in full).

Ordinary Shares outstanding prior to the offering	Ordinary Shares.

Ordinary Shares to be outstanding after this offering	Ordinary Shares ( Ordinary Shares, if the underwriters exercise their option to purchase additional ADSs in full).

Option to purchase additional ADSs	We have granted the underwriters an option for a period of 45 days after the date of the underwriting agreement to purchase up to additional ADSs as described in “Underwriting.”

The ADSs

Each ADS represents fifty of our Ordinary Shares. The ADSs may be evidenced by American Depositary Receipts. The depositary will be the holder of the Ordinary Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and the owners and beneficial owners of ADSs from time to time.

To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled “Description of the American Depositary Shares.” We also encourage you to read the deposit agreement referred to above, which is incorporated by reference as an exhibit to the registration statement that includes the accompanying prospectus.

Representative’s Warrants

At closing we will issue warrants to purchase ADSs to the representative of the underwriters, or the Representative’s Warrant, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants are exercisable at any time and from time to time, in whole or in part, during the three and one-half year period commencing six months from the deemed effective date of the registration statement related to this offering at an exercise price equal to $ per share, or 125% of the public offering price of the ADSs. The Representative’s Warrants will not be registered or included in the registration statement of which this prospectus supplement is a part. Please see “Underwriting — Representative Warrants” for a description of these warrants.

Use of proceeds

We expect to receive approximately $     million in net proceeds from the sale of      ADSs offered by us in this offering (approximately $      million if the underwriters exercise their over-allotment option in full), based upon the public offering price of $      per ADS.

We currently expect to use the net proceeds from this offering to build up our sales and marketing infrastructure and headquarters in the United States, for working capital and general corporate purposes.

See “Use of Proceeds” on page S-10 of this prospectus supplement.

Depositary	The Bank of New York Mellon.

Risk factors

Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ADSs.

Nasdaq Capital Market and Tel Aviv Stock Exchange symbol	“NNDM”

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional ADSs, is based on 212,456,319 Ordinary Shares outstanding as of January 31, 2020, and does not include the following as of that date:

●	143,245,018 Ordinary Shares issuable upon the exercise of warrants outstanding as of January 31, 2020, at exercise prices ranging from $3.625 to $12.52 per ADS;

●	39,735,810 Ordinary Shares issuable upon the conversion of $2,304,677 worth of notes outstanding as of January 31, 2020;

●	527,032 Ordinary Shares held by the Company as treasury shares;

●	30,083,744 Ordinary Shares issuable upon the exercise of options currently held by directors, consultants and employees under our 2015 Stock Option Plan, outstanding as of January 31, 2020;

●	1,259,245 Ordinary Shares reserved for future issuance under our 2015 Stock Option Plan, as of January 31, 2020; and

●	Ordinary Shares issuable upon the exercise of the Representative’s Warrants to be issued upon the closing of this offering at an exercise price equal to $ per share, or 125% of the public offering price of the ADS.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering to build up our sales and marketing infrastructure and headquarters in the United States, for working capital and general corporate purposes, possible in licensing of additional intellectual property and product candidates, and next generation product development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the price per ADS of our ADSs being offered is higher than the book value per share of our ADSs, you will suffer immediate dilution in the net tangible book value of the ADSs you purchase in this offering. After giving effect to the sale of       ADSs in this offering at a public offering price of $       per ADS, and based on the net tangible book value of our ordinary shares as of September 30, 2019, if you purchase ADSs in this offering, you will suffer immediate dilution of $       per ADS with respect to the net tangible book value of the ADSs. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of our Ordinary Shares, underlying the offered ADSs, will be sold in this offering and we may sell or issue additional ADSs or Ordinary Shares in the future, which could cause the price of the ADSs to decline.

Pursuant to this offering, we will sell        ADSs, and the underlying Ordinary Shares represented thereby will equal approximately        % of our outstanding Ordinary Shares as of , 2020. This sale and any future issuances or sales of a substantial number of ADSs or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ADSs. We have issued a substantial number of Ordinary Shares in connection with the exercise and/or conversion of warrants, options and convertible notes to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise and/or conversion of existing warrants, options, or convertible notes, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ADSs, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We will need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe that without further fund raising,our existing cash and cash equivalents, along with cash generated from this offering, will not be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement. As a result, there is a substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include continuing commercialization of its products and securing sufficient funding through the sale of additional equity and debt securities. There are no assurances however, that we will be successful in obtaining the level of financing needed for our operations. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the ADSs may be volatile.

The market price of the ADSs has fluctuated in the past. Consequently, the current market price of the ADSs may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ADSs.

The dual listing of our Ordinary Shares and ADSs may adversely affect the liquidity and value of our Ordinary Shares and the ADSs.

The ADSs trade on the Nasdaq Capital Market and our Ordinary Shares trade on the Tel Aviv Stock Exchange, or TASE. The dual listing of the ADSs and our Ordinary Shares may dilute the liquidity of these securities in one or both markets. The price of the ADSs could also be adversely affected by trading in our Ordinary Shares on the TASE.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law of 1999, or the Companies Law.

You may not have the same voting rights as the holders of our Ordinary Shares and may not receive voting materials in time to be able to exercise the right to vote.

Holders of the ADSs are not be able to exercise voting rights attaching to the Ordinary Shares underlying the ADSs on an individual basis. Instead, holders of the ADSs appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the Ordinary Shares in the form of ADSs. Purchasers of ADSs in this offering may not receive voting materials in time to instruct the depositary to vote, and it is possible that they, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise voting rights and may lack recourse if your ADSs are not voted as requested.

You may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Ordinary Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Ordinary Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the U.S. Securities Act of 1933, as amended, or the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend or distribution made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, a government or an agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends or distributions that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

You may be subject to limitations on transfer of your ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

We may have a dispute with certain holders of our securities.

Pursuant to a securities purchase agreement dated August 30, 2019, with respect to a private placement of convertible notes, or the Private Placement, the second tranche of approximately $1.36 million, or the Second Tranche, is due to be paid to us on or before February 17, 2020. Certain investors from the Private Placement, representing approximately half of the aggregate dollar amount of the Second Tranche, have notified us that they believe that we do not meet the conditions precedent to receive the Second Tranche of the loan under the Private Placement based on the existence of a material adverse change regarding the Company’s financial outlook. While we believe that we meet all such conditions precedent, we cannot be certain that we will receive the Second Tranche, or a portion thereof. We are required to obtain the consent of the holders of the convertible notes and warrants issued in February 2019 with respect to any equity financing by us should the offering price be less than the conversion price of the notes, which is currently $2.90 per ADS, or the exercise price of the warrants, which is currently $3.625, in each case subject to certain adjustments, as the case may be, such consent not to be unreasonably withheld. While we are seeking the consent of these investors, we may not be able to reach an agreement with our lenders regarding subsequent tranches or obtain consent from these investors with respect to this offering. If the holders claim that we breached the related loan agreement, we may not have, or be able to obtain, sufficient funds to make any accelerated payments that would be payable upon breach, which could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions. Similarly, if the holders of the convertible notes or warrants seek to adjust the conversion or exercise price as a result of our not having obtained majority consent from each class of security, we may be required to adjust such conversion or exercise price, which would result in substantial dilution to investors in this offering. Also, if we enter into litigation regarding any alleged breach, there can be no assurance that we will prevail in any legal proceedings and the costs of defending any such proceedings could be significant.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition for future periods, preliminary estimates of our financial results for 2019, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	the results of the completion of period-end reporting processes and the audit process for 2019;

●	litigation; and

●	The risk factors included in this prospectus supplement and the risk factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as generally in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement and the accompanying prospectus, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of ADSs in this offering will be approximately $        million, after deducting underwriting discounts and commissions and offering expenses payable by us, or approximately $        million if the underwriters exercise their option to purchase additional ADSs in full.

We currently expect to use the net proceeds from this offering to build up our sales and marketing infrastructure and headquarters in the United States, for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including timing of the above mentioned activities, and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

OFFER AND LISTING DETAILS

Our Ordinary Shares are listed on the TASE under the symbol “NNDM,” and the ADSs are listed on the Nasdaq Capital Market under the symbol “NNDM.”

On February 3, 2020, the last reported sale price of our ADSs on the Nasdaq Capital Market was $2.22 per ADS.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Payment of cash dividends on our Ordinary Shares, if any, in the future will be at the discretion of our Board of Directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant. The Companies Law imposes further restrictions on our ability to declare and pay dividends and payment of dividends may be subject to Israeli withholding taxes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2019:

●	on an actual basis;

●	on a pro forma basis to give effect to the conversion of $1,971,550 worth of notes into 679.844 ADSs between October 1, 2019 and January 31, 2020; and

●	on a pro forma as adjusted basis to give additional effect to the sale of ADSs in this offering at a public offering price of $ per ADS, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and the issuance of the Representative’s Warrants.

You should read this table in conjunction with the section titled “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2019
(in thousands USD)	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	5,466	5,466

Liability in respect of government grants	811	811	811
Lease liability	3,476	3,476	3,476
Liability in respect of convertible notes and warrants	7,575
Total liabilities	15,797
Shareholders’ equity:
Share capital	5,559
Share premium and capital reserves	64,023
Treasury shares	(1,509)
Presentation currency translation reserve	1,431
Accumulated loss	(58,582)
Total shareholders’ equity	10,922
Total capitalization	26,719

DILUTION

If you invest in the ADSs, you will experience immediate dilution to the extent of the difference between the public offering price of the ADSs in this offering and the net tangible book value per ADS immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of September 30, 2019, was $0.03 per ordinary share or $1.55 per ADS (using the ratio of fifty Ordinary Shares to one ADS). Net tangible book value per share or per ADS represents the amount of our total tangible assets less our total liabilities, divided by 178,452,661 (excluding 527,032 Ordinary Shares held by the Company as treasury shares), the total number of Ordinary Shares outstanding at September 30, 2019, or 3,569,053, the total number of ADSs that would represent such total number of shares based on a share-to-ADS ratio of fifty-to-one.

Our pro forma net tangible book value as of September 30, 2019 was $7,489,550, representing $0.04 per Ordinary Share or $1.76 per ADS (using the ratio of fifty Ordinary Shares to one ADS). Pro forma net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 212,444,861, the total number of Ordinary Shares outstanding at September 30, 2019, after giving effect to the conversion of $1,971,550 worth of notes into 679,844 ADSs.

After giving additional effect to the sale of        ADSs in this offering at a public offering price of $      per ADS, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $       million, or $       per Ordinary Share or $      per ADS. This amount represents an immediate increase in net tangible book value of $        per ordinary share or $      per ADS as a result of this offering and an immediate dilution of approximately $      per ADS to investors purchasing ADSs in this offering.

The following table illustrates this dilution on a per ADS basis:

Public offering price per ADS			$
Pro forma net tangible book value per ADS as of September 30, 2019		$1.76
Increase in net pro forma tangible book value per ADS attributable to investors purchasing ADSs in this offering	$
Pro forma as adjusted net tangible book value per ADS after offering			$
Dilution per ADS to investors purchasing ADSs in the offering			$

If the underwriters exercise their option to purchase              additional ADSs in full at the public offering price of $     per ADSs, the net tangible book value per ADS as of September 30, 2019 after this offering would be approximately $       per ADS, representing an increase in the net tangible book value per ADS of approximately $       per ADS to existing ADS holders and immediate dilution to investors purchasing ADSs in this offering of approximately $      per ADS.

The above discussion and table is based on 178,452,661 Ordinary Shares outstanding as of September 30, 2019, and excludes the following as of such date:

●	143,245,018 Ordinary Shares issuable upon the exercise of warrants, at exercise prices ranging from $3.625 to $12.52 per ADS;

●	73,728,052 Ordinary Shares issuable upon the conversion of $4,276,227 worth of notes;

●	527,032 Ordinary Shares held by the Company as treasury shares;

●	17,377,202 Ordinary Shares issuable upon the exercise of options held by directors, consultants and employees under our 2015 Stock Option Plan;

●	7,622,798 Ordinary Shares reserved for future issuance under our 2015 Stock Option Plan; and

●	Ordinary Shares issuable upon the exercise of the Representative’s Warrants to be issued upon the closing of this offering at an exercise price equal to $ per share, or 125% of the public offering price of the ADS.

To the extent that outstanding convertible notes, options or warrants are exercised or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares and the ADSs.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated February        , 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Underwriter	Number of ADSs
ThinkEquity, a division of Fordham Financial Management, Inc.

Total

The underwriters are committed to purchase all the ADSs offered by the Company, other than those covered by the over-allotment option to purchase additional ADSs described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the ADSs subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of additional ADSs (equal to 15% of the total number of ADSs sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ADSs in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the ADSs to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer ADSs to securities dealers at that price less a concession of not more than $            per ADS of which up to $            per ADS may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per ADS	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay an expense deposit of $25,000 to (or on behalf of) the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred, of which $25,000 has been paid as of the date hereof.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $10,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities offered under the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel; (d) $10,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the fees and expenses of the representatives’ legal counsel incurred in connection with this offering in an amount up to $50,000; and (f) up to $10,000 of the representative’s actual accountable road show expenses for the offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $             .

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the representative as compensation the Representative’s Warrants, to purchase a number of ADSs equal to 5% of the total number of ADSs sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per ADS sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the three and one-half year period commencing six months from the deemed effective date of the registration statement related to this offering.

The Representative’s Warrants and the ADSs underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying ADSs for a period of 180 days from the deemed effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the deemed effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the ADSs underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

So long as this offering is consummated prior to March 22, 2020, until         , 2020 (four months from the date of the underwriting agreement) the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent in the United States, at the representative sole discretion, for each and every future public and private equity and debt offerings for the Company in the United States, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

The Company and each of its directors and officers have agreed for a period of (i) three months after the date of this prospectus supplement in the case of directors and officers and (ii) one month after the date of this prospectus supplement in the case of the Company, subject to certain exceptions, without the prior written consent of the representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any ADSs. Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or other capital stock; or

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any ADSs, Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or other capital stock; or

●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the ADSs, Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of ADSs or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ADSs while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that they may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing ADSs in the open market.

Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared with the price at which they may purchase ADSs through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ADSs. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement has not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or the FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Zysman, Aharoni, Gayer & Co., Tel Aviv, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Loeb & Loeb LLP.

EXPERTS

The consolidated financial statements of Nano Dimension Ltd. as of December 31, 2018, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the reports of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and lack of sufficient resources raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report covering the December 31, 2018 consolidated financial statements refers to a change of the Company’s functional currency to the U.S. dollar.

WHERE YOU CAN FIND MORE INFORMATION

AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

In addition, since our Ordinary Shares were traded on the TASE prior to our listing on the Nasdaq Capital Market, until March 7, 2016, we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968. Copies of our filings with the ISA can be retrieved electronically through the MAGNA distribution site of the ISA (www.magna.isa.gov.il) and the TASE website (www.maya.tase.co.il).

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ADSs offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

●	the IFRS financial results included in our Reports on Form 6-K furnished to the SEC on May 15, 2019, August 14, 2019, and November 13, 2019;

●	the Company’s Reports on Form 6-K furnished to the SEC on March 14, 2019 (with respect to the second paragraph and the sections titled “Fourth Quarter 2018 Financial Results,” “Full Year 2018 Financial Results,” “Balance Sheet Highlights” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), March 21, 2019 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 1, 2019 (with respect to the first two, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 2, 2019 (with respect to the first and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 8, 2019, April 22, 2019 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), May 6, 2019 (with respect to the first two and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), May 15, 2019 (with respect to the second paragraph and the sections titled “First Quarter 2019 Financial Results,” “Balance Sheet Highlights” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 29, 2019, May 30, 2019, June 10, 2019, June 12, 2019 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), July 3, 2019, July 8, 2019 (with respect to the sections titled “First Half and Second Quarter 2019 Preliminary Estimates of Financial Results” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1, the press release attached as Exhibit 99.2, and the third through the fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.3 to the Form 6-K), July 10, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), July 24, 2019 (with respect to the first five paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), July 30, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), August 14, 2019 (with respect to the sections titled “Second Quarter 2019 Financial Results,” “Six Months Ended June 30, 2019 Financial Results,” “Balance Sheet Highlights” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 3, 2019, September 4, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 5, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 12, 2019 (with respect to the first five paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 18, 2019, September 19, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 23, 2019 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 23, 2019 (with respect to including exhibits attached to the Form 6-K), September 26, 2019 (with respect to the first two and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), October 7, 2019, October 23, 2019 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), October 24, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), November 13, 2019 (with respect to the sections titled “Third Quarter 2019 Financial Results,” “Nine Months Ended September 30, 2019 Financial Results,” “Balance Sheet Highlights” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 19, 2019 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), December 5, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), December 26, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), January 13, 2020, January 23, 2020, and February 3, 2020 (with respect to the first paragraph and the sections titled “Fourth Quarter and Full Year 2019 Preliminary Estimates of Financial Results and Business Highlights,” “Recent Corporate Highlights,” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); and

●	the description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 20-F filed with the SEC pursuant to the Exchange Act on October 20, 2015 (File No. 001-37600), including any amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Nano Dimension Ltd., 2 Ilan Ramon St., Ness Ziona 7403635, Israel Attention: Yael Sandler, Chief Financial Officer, telephone number: +972-73-7509142.

Prospectus

$50,000,000

American Depositary Shares Representing Ordinary Shares

We may offer and sell from time to time in one or more offerings up to a total amount of $50,000,000 of American Depositary Shares, or ADSs. Each ADS represents five of our ordinary shares, par value NIS 0.10 per share. Each time we sell ADSs pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the ADSs.

The ADSs are traded on the NASDAQ Capital Market under the symbol “NNDM”.

Investing in the ADSs involves a high degree of risk. Risks associated with an investment in the ADSs will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 2.

The ADSs may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the ADSs with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the ADSs and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the ADSs in one or more offerings. We sometimes refer to the ADSs as the “securities” throughout this prospectus.

Each time we sell ADSs, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference” before buying the ADSs being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the ADSs, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Nano Dimension,” “the Company,” “we,” “us,” “our” and similar terms, refer to Nano Dimension Ltd., unless we state or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, par value New Israeli Shekels, or NIS, 0.10 per share.

We report financial information under International Financial Reporting Standards as issued by the International Accounting Standards Board and none of the financial statements were prepared in accordance with generally accepted accounting principles in the United States. Unless otherwise indicated, U.S. dollar convenience translations of NIS amounts presented in the annual report on Form 20-F for the year ended on December 31, 2016 are translated using the rate of NIS 3.845 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2016, U.S. dollar convenience translations of NIS amounts presented in the said annual report with respect to the amounts for the year ended on December 31, 2015 are translated using the rate of NIS 3.902 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2015, and U.S. dollar convenience translations of NIS amounts presented in the said annual report with respect to the amounts for the year ended on December 31, 2014 are translated using the rate of NIS 3.889 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2014.

ABOUT NANO DIMENSION LTD.

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Warning Regarding Forward-Looking Statements.”

We are a development-stage company engaged in the development of a three-dimensional (3D) printer that prints electronic circuit boards, also known as printed circuit boards (PCBs), and ink materials and products based on nano-technology. Our DragonFly 2020 3D printer currently in development uses our proprietary ink and integrated software to quickly create fully functioning PCB prototypes. Our DragonFly 2020 3D printer builds PCBs by depositing multiple layers of “ink” material, one on top of another. We enhance the ability of electrical engineers, designers and manufacturers to conceptualize, test and develop PCBs in a shortened development cycle bypassing common prototyping bottlenecks.

A PCB is the central component, or infrastructure, of any electronic product, and therefore is an essential component for the entire electronics industry. On top of a PCB, various electronic components, such as resistors, suppliers and transformers are installed, all of which are prepared and organized based on a predetermined plan, intended to ensure the operation of a given system. Traditionally, PCBs are developed through a back-and-forth process that involves design trial and error and third-party manufacturer outsourcing. We believe that the traditional process for developing complex and advanced electronics is outdated and in need of a modern technological solution.

Until now, 3D printing technology has been unable to offer a solution for the professional PCB prototype market, mainly because of the complexity of printing multiple layers of electrically conductive and dielectric materials with high resolution that is suitable for the professional electronics industry. However, at Nano Dimension, we have advanced 3D printing and inkjet technology with our groundbreaking nano-technology, with the goal of bringing the science of PCB production up to speed with the high-tech electronic industry.

Our DragonFly 2020 3D printer in development uses liquid nano-conductive and dielectric inks that are designed specifically to print sophisticated PCBs. We believe that our DragonFly 2020 3D printer will obviate the reliance on third-party manufacturers during the development stages of PCBs, and allow a wide range of companies engaged in product development the luxury of an office-friendly, in-house 3D PCB printer. Our DragonFly 2020 3D printer is designed to allow users to easily customize their own PCBs (including multi-layer PCBs) based on a user-specific design plan.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company” contains information obtained from independent industry and other sources that we have not independently verified.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total liabilities and shareholders’ equity as of December 31, 2016 (and as stated above, in US dollar based on a convenience translations of NIS amounts using the rate of NIS 3.845 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2016). The financial data in the following table is derived from our audited financial statements as of December 31, 2016, and should be read in conjunction with our consolidated audited financial statements included in the report of foreign private issuer on Form 20-F filed with the SEC by us on March 7, 2017 for the year ended December 31, 2016, which have been incorporated by reference in this prospectus.

As of December 31, 2016 (U.S. Dollars, convenience translation, in thousands)
Total liabilities	$2,924

Shareholders’ equity:
Share capital	1,417
Share premium	30,902
Treasury shares	(1,368)
Warrants	1,138
Capital reserve from transactions with controlling shareholders	485
Capital reserve for share-based payments	5,091
Accumulated loss	(18,363)
Total shareholders’ equity	19,302
Total capitalization	$22,226

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares are listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “NNDM”.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our Ordinary Shares on the TASE in NIS and U.S. dollars. U.S. dollar per Ordinary Share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel.

	NIS		U.S. $
	Price Per Ordinary Share		Price Per Ordinary Share
	High	Low	High	Low

Annual information:

2017 (through March 31, 2017)	5.33	4.25	1.47	1.12
2016	6.52	4.47	1.70	1.16
2015	7.99	1.51	2.07	0.39
2014	5.05	0.81	1.45	0.23
2013	1.26	0.81	0.34	0.23
2012	1.36	0.88	0.35	0.23

Quarterly information:

First Quarter 2017	5.33	4.25	1.47	1.12
Fourth Quarter 2016	5.64	4.47	1.49	1.16
Third Quarter 2016	6.39	5.08	1.69	1.31
Second Quarter 2016	6.24	4.98	1.64	1.29
First Quarter 2016	6.52	4.49	1.70	1.16
Fourth Quarter 2015	7.31	5.82	1.89	1.51
Third Quarter 2015	7.37	5.40	1.95	1.39
Second Quarter 2015	7.99	2.63	2.07	0.66
First Quarter 2015	3.41	1.51	0.87	0.39

Most Recent Six Months information:

March 2017	5.33	4.32	1.47	1.18
February 2017	5.20	4.48	1.39	1.19
January 2017	4.85	4.25	1.26	1.12
December 2016	4.82	4.47	1.26	1.16
November 2016	5.19	4.70	1.36	1.21
October 2016	5.64	5.19	1.49	1.35

PRICE RANGE OF THE ADSs

Our ADSs commenced trading on the OTCQB and OTCQX under the symbol “NNDMY” on July 29, 2015, and September 17, 2015, respectively. On March 7, 2016, our ADSs commenced trading on the NASDAQ Capital Market under the symbol “NNDM.”

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of the ADSs in U.S. dollars.

	U.S.$ Price Per ADSs
	High	Low

Annual:
2017 (through March 31, 2017)	7.19	5.64
2016	8.89	5.77
2015 (since July 29, 2015)	10.00	7.04

Quarterly:
First Quarter 2017	7.19	5.64
Fourth Quarter 2016	7.43	5.89
Third Quarter 2016	8.61	6.69
Second Quarter 2016	8.34	6.47
First Quarter 2016	8.89	5.77
Fourth Quarter 2015	9.50	7.31
Third Quarter 2015	10.00	7.04
Second Quarter 2015 (since July 29, 2015)	7.43	5.89

Most Recent Six Months:
March 2017	7.19	5.84
February 2017	6.23	5.64
January 2017	6.85	5.96
December 2016	6.33	5.89
November 2016	6.67	6.00
October 2016	7.43	6.48

DESCRIPTION OF OUR ORDINARY SHARES

The following description of our share capital and provisions of our articles of association, or Articles of Association, are summaries and do not purport to be complete.

Ordinary Shares

As of December 31, 2016, our authorized share capital consisted of 200,000,000 of our Ordinary Shares, of which 49,615,772 Ordinary Shares were issued and outstanding and 527,032 shares are treasury shares (held by us). All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable.

As of December 31, 2016, an additional 13,412,264 of our Ordinary Shares were issuable upon the exercise of outstanding options to purchase our Ordinary Shares. The exercise price of the options outstanding ranges between NIS 1.65 (approximately $0.43) and NIS 9.00 (approximately $2.34) per share.

Our registration number with the Israeli Registrar of Companies is 520029109.

Purposes and Objects of the Company

Our purpose is set forth in Section 8 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our Board of Directors may exercise all powers that are not required under the Israeli Companies Law of 1999, or the Companies Law, or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all general meetings of the Company, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon dissolution of the Company, in the distribution of the Company assets legally available for distribution, on a per share pro rata basis.

Shareholder’s rights of inspection of the Company records

Pursuant to the Companies Law, shareholders have the right to inspect the Company documents that are specified below:

(1)	minutes of the general meetings;

(2)	the Company’s shareholders register and the register of substantial shareholders;

(3)	a document in the company’s possession, relating to an act or transaction with interested parties that requires approval by the general meeting;

(4)	Articles of Association and financial reports; and

(5)	any document that the company must submit under the Companies Law and under any statute to the Companies Registrar or to the Israeli Securities Authority and that is available for public inspection at the Companies Registrar or the Israeli Securities Authority, as the case may be.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected at an annual general meeting or at a special meeting, of our shareholders and serve on the Board of Directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of the amended and restated articles of association or any applicable law, upon the earlier. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting or earlier if required by our amended and restated articles of association or applicable law, upon the earlier. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Companies Law.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, which must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors; and/or (b) one or more shareholders holding, in the aggregate, 5% of our outstanding voting power.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of our Board of Director’s powers if our Board of Directors is unable to exercise its powers;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

The quorum required for our general meetings consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (instead of 33 1/3% of the issued share capital required under the NASDAQ Listing Rules). If within half an hour of the time appointed for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a general meeting was summoned following the request of a shareholder, then a quorum required in an adjourned general meeting, shall consist of at least one or more shareholders, which holds and represents at least 5% of the company’s issued and outstanding share capital and at least 1% of the company voting rights, or one or more shareholder, which holds at least 5% of the Company’s voting rights.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions in our shareholders’ meetings require a simple majority of the vote of the shareholders attending the general meeting, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder of the Company may vote in a general meeting in person, by proxy or by a written ballot. Our amended and restated articles of association do not provide our shareholders with any cumulative voting rights.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, in order to change the rights attached to any class of shares, such change must be adopted by the Board of Directors and at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our subsidiary, Nano Dimension Technologies Ltd.). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its Board of Directors and a vote of the majority of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in a public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a 25% or greater shareholder of the company, unless there is already another 25% or greater shareholder of the company or (2) the purchaser would become a 45% or greater shareholder of the company, unless there is already a 45% or greater shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received a shareholders’ approval as a private placement intended to make the offeree a 25% or greater shareholder of the company, unless there is already another 25% or greater shareholder of the company or a 45% or greater shareholder of the company, unless there is already a 45% or greater shareholder of the company, (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. A “special” tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. In general, the tender offer may be consummated only if (1) at least 5% of the company’s outstanding shares will be acquired by the offeror and (2) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it. Shareholders may request from the court appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate that tendering shareholders will forfeit such appraisal rights.

The Companies Law provides that any resolution to change the Articles of Association so that a certain provision may only be changed by a special majority of the shareholders (as shall be defined in such resolution) shall require the same special majority of the shareholders.

As long as our Company’s securities are traded on the TASE, we are subject to the provision of Section 46b(2) of the Israeli Securities Law, 5728-1968 according to which any further issuance of our shares will be of the most preferential voting shares; however we may issue preferred shares which grant a preference in the distribution of dividends but do not grant voting rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase the Company’s registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares;

●	subdivide the Company’s existing shares or any of them, the Company’s share capital or any of it, into shares of smaller nominal value than is fixed;

●	reduce the Company’s share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law; and

●	reduce shares from the issued and outstanding share capital of the Company, in such manner that those shares shall be cancelled and the nominal par value paid for those shares will be registered at the Company’s books as capital fund, which shall be deemed as a premium paid on those shares which shall remain in the issued and outstanding share capital of the Company.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent five shares (or a right to receive five shares) deposited with Bank Hapoalim, as custodian for the depositary in Tel Aviv. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (1) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (2) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs).	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property. Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$0.05 (or less) per ADS.	Any cash distribution to ADS holders.

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs.	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders.

$0.05 (or less) per ADSs per calendar year.	Depositary services.

Registration or transfer fees.	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares.

Expenses of the depositary.	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to U.S. dollars.

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, such as stock transfer taxes, stamp duty or withholding taxes.	As necessary.

Any charges incurred by the depositary or its agents for servicing the deposited securities.	As necessary.

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $41,000, which at the present time include the following categories of expenses:

SEC registration fee	$5,795
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$10,000

Total	$40,795

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the validity of the Ordinary Shares represented by the ADSs offered in this prospectus will be passed upon for us by Glusman & Co., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Nano Dimension Ltd. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended on December 31, 2016 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

In addition, since our Ordinary Shares were traded on the TASE prior to our listing on Nasdaq, until March 7, 2016, we have filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968. Copies of our filings with the ISA can be retrieved electronically through the MAGNA distribution site of the ISA (www.magna.isa.gov.il) and the TASE website (www.maya.tase.co.il).

We maintain a corporate website at http://www.nano-di.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ADSs offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this registration statement:

●	The Notice of Meeting and Proxy Statement attached to the Company’s report on Form 6-K furnished to the SEC on March 9, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 14, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 15, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 16, 2017;

●	The Form 6-K furnished to the SEC on March 20, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 22, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 23, 2017;

●	The first paragraph and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Company’s report on Form 6-K furnished to the SEC on March 28, 2017;

●	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 7, 2017; and

●	The description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 20-F filed pursuant to the Exchange Act on October 20, 2015 (File No. 001-37600), including any amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Nano Dimension Ltd., 2 Ilan Ramon St., Ness Ziona 7403635, Israel Attention: Yael Sandler, Chief Financial Officer, telephone number: +972-73-7509142.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Glusman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may declare a judgment rendered by a United States court in a civil matter, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, enforceable if it finds that:

●	the judgment was rendered by a court which was, according to the foreign country’s laws foreign country’s law, competent to render it;

●	the judgment is no longer appealable;

●	the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

●	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that:

●	the judgment was obtained by fraud;

●	there was no due process;

●	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

●	the judgment is in conflict with another judgment that was given in the same matter between the same parties and which is still valid; or

●	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

American Depositary Shares

Each Representing Fifty Ordinary Shares

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

February      , 2020